Exhibit 99.-j(1)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 11 to Registration Statement No. 33-53598 of North American Government Bond Fund, Inc. of our report dated April 27, 2001, appearing in the Annual Report of North American Government Bond Fund, Inc. for the year ended March 31, 2001, and to the reference to us under the heading "Independent Auditors" in the Statement of Additional Information and "Financial Highlights" in the Prospectus, which are part of such Registration Statement.


DELOITTE & TOUCHE LLP
New York, New York
July 18, 2001